                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT / /       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Nashua Corporation
                (Name of Registrant as Specified In Its Charter)

                               Nashua Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                               NASHUA CORPORATION
                               44 FRANKLIN STREET
                          NASHUA, NEW HAMPSHIRE 03060

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of Nashua Corporation will be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on May 3, 1996 at 10:00 a.m., for the following purposes:

         1.   To elect a Board of Directors for the ensuing year.

         2. To authorize the Board of Directors to mortgage or pledge all or substantially all of the corporation's assets upon such terms and conditions as the Board of Directors deems expedient.

         3.   To approve the 1996 Stock Incentive Plan.

         4. To act upon any other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 26, 1996, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

                                            PAUL BUFFUM
                                            Secretary

March    , 1996

                  If you are entitled to vote at the meeting, kindly execute and mail the enclosed proxy.

                                PROXY STATEMENT

                                    GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of Nashua Corporation ("Nashua" or the "Company"), a Delaware corporation, whose principal executive offices are located at 44 Franklin Street, Nashua, New Hampshire 03060, for use at the annual meeting of the stockholders of Nashua to be held on May 3, 1996, and at any adjournment thereof. Each proxy executed and returned by a stockholder may be revoked by delivering written notice of such revocation to the Secretary of Nashua or by executing and delivering to the Secretary a proxy bearing a later date at any time at or before the meeting except as to any matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authorization conferred by such proxy. This proxy
statement is being mailed to stockholders on or about March   , 1996.

                               VOTING SECURITIES

     The only outstanding class of voting securities of Nashua is its common stock, each share of which entitles the holder thereof to one vote. Only stockholders of record at the close of business on March 26, 1996, are entitled to vote at the annual meeting and at any adjournment thereof. As of the close of
business on such date, there were           shares of its common stock
outstanding (excluding           shares held in Nashua's treasury). The holders
of a majority of the issued and outstanding stock entitled to vote, present in person or by proxy, constitute a quorum for the transaction of business.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and, except as described below, will also not be counted as votes cast or shares voting on such matter. To qualify under Rule 16b-3, which provides an exemption from Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for certain employee benefit plans, the approval of the 1996 Stock Incentive Plan must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting. Therefore, for the purpose of qualifying such plan under Rule 16b-3 only, an abstention will be treated the same as a vote against such proposal.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Pursuant to the bylaws of Nashua, the Board of Directors has fixed at five the number of directors to be elected at the annual meeting. Nashua's directors are elected annually by the stockholders and hold office until successors are elected and qualified or until death, resignation or removal.

     It is expected that each proxy executed and returned by a stockholder will be voted for the election of the nominees for directors listed below, unless authority to do so is withheld. If, however, any nominee becomes unavailable (which is not now anticipated), the persons named as proxies may, in their discretion, vote for another nominee.

     Under Nashua's bylaws, the affirmative vote of the holders of a majority of the shares of Nashua's common stock entitled to vote held by stockholders present at the meeting in person or by proxy is required for the election of directors. It is believed that, under Delaware law, a vote that is withheld from a particular nominee will be treated as entitled to vote and present and thus have the effect of a negative vote.

     All of the nominees for directors named below are now directors of Nashua.

     The business experience of each nominee for the last five years and the year he first became a director of Nashua are as follows:

                                   DIRECTOR
           NAME              AGE    SINCE                     BUSINESS EXPERIENCE
---------------------------  ---   --------   ---------------------------------------------------
Sheldon A. Buckler(a)(c)     64      1994     Dr. Buckler has been Chairman of the Board of
                                              Commonwealth Energy System since May 1995. He was
                                              Vice Chairman of the Board of Polaroid Corporation
                                              from prior to 1991 until his retirement in 1994. He
                                              is also a Director of ASECO Corporation, PARLEX
                                              Corporation and Spectrum Information Technologies,
                                              Inc.

Gerald G. Garbacz            59      1996     Mr. Garbacz has been President and Chief Executive
                                              Officer of Nashua Corporation since January 2,
                                              1996. He was Chairman and Chief Executive Officer
                                              of Baker & Taylor Inc. (information distribution)
                                              from 1992 to 1994 and Executive Vice President of
                                              W.R. Grace & Co. from prior to 1991 to 1992. He is
                                              also a Director of Handy & Harman Inc.

Charles S. Hoppin(a)(c)(d)   64      1979     Mr. Hoppin has been a partner in the law firm of
                                              Davis Polk & Wardwell since prior to 1991.

John M. Kucharski(a)(b)      60      1988     Mr. Kucharski has been the Chairman, Chief
                                              Executive Officer and President of EG&G, Inc.
                                              (technical and scientific products and services)
                                              since prior to 1991. He is also a Director of New
                                              England Electric System, Eagle Industry Co., Ltd.
                                              and State Street Boston Corporation.

James F. Orr III(b)(d)       53      1989     Mr. Orr has been the Chairman, Chief Executive
                                              Officer and President of UNUM Corporation
                                              (insurance) since prior to 1991.

---------------

(a) Member of the Audit Committee of Nashua's Board of Directors.
(b) Member of the Executive Salary Committee of Nashua's Board of Directors.
(c) Member of the Nominating Committee of Nashua's Board of Directors.
(d) Member of the Pension Plan Review Committee of Nashua's Board of Directors.

                         BOARD OF DIRECTORS COMMITTEES

     Included among the committees of the Board of Directors are standing Audit, Executive Salary and Nominating Committees.

AUDIT COMMITTEE

     The Audit Committee approves the appointment of the independent accountants of the Company, reviews with those accountants the annual audits of the Company's consolidated financial statements and performs such other functions relating to the auditing of the Company as the Committee or the Board may from time to time determine to be appropriate. The Audit Committee held three meetings in 1995.

EXECUTIVE SALARY COMMITTEE

     The Executive Salary Committee reviews executive compensation, sets the Chief Executive Officer's base salary and administers the Management Incentive Compensation Program, the Supplemental Compen-sation Plan and the Company's stock option and incentive plans. The Executive Salary Committee held three meetings in 1995.

NOMINATING COMMITTEE

     The Nominating Committee makes recommendations to the Board of Directors on the size and composition of the Board, policies involving terms and retirement of directors, candidates for election to the Board and certain other matters. The Nominating Committee will consider potential nominees for election to the Board of Directors recommended by any stockholder provided such recommendation
is submitted in writing to the Secretary on or before November   , 1996 for the
1997 annual meeting. The Nominating Committee held two meetings in 1995.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     During 1995 the Board of Directors held six regular meetings and nine special meetings. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held while he was a director and (2) the total number of meetings held by all committees of the Board on which he served.

                           COMPENSATION OF DIRECTORS

     Directors of Nashua, except employees and officers of the Company, receive $15,000 annual cash compensation and $750 plus expenses for each Board meeting and Board committee meeting attended and are each year awarded options to purchase 1,000 shares of common stock having an exercise price equal to the fair market value for such shares on the date of award under the provisions of Nashua's 1993 Stock Incentive Plan. Under the 1996 Stock Incentive Plan, it is proposed that Nashua's non-employee Directors receive shares of Nashua's common stock each year in the amount of and in lieu of annual cash compensation. Compensation for all Board and Committee meetings attended will be, effective May 3, 1996, $1,000 plus expenses.

     Mr. Joseph A. Baute, as the non-employee Chairman of Nashua for the period April 28, 1995 through January 2, 1996 was paid approximately $75,000 plus expenses with the understanding that he would purchase $25,000 of Nashua stock on the open market. The Company reimbursed Mr. Baute for brokerage commissions on such stock purchase. This compensation was in lieu of all other compensation including non-employee director stock options and compensation for attending Board and Board Committee meetings.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Mr. Richard E. Carter, a Director of Nashua, made a late filing on June 28, 1995 of a Form 4 with respect to certain non-exempt transactions in shares of Nashua common stock during May 1995. The due date of this Form 4 was June 10, 1995. The reported transactions were sales of Nashua stock.

     Mr. Clabburn made a late filing on December 11, 1995 of a Form 4 with respect to a certain non-exempt transaction in shares of Nashua common stock during October 1995. The due date of this Form 4 was November 10, 1995. The reported transaction was a purchase of Nashua stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation paid to persons who served as Nashua's Chief Executive Officer during 1995 and Nashua's six other highest paid executive officers in 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                 ANNUAL COMPENSATION           ----------------------------
                                        -------------------------------------                    SHARES
                               FISCAL                           OTHER ANNUAL    RESTRICTED     UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY         BONUS   COMPENSATION   STOCK AWARDS   OPTIONS/SARS   COMPENSATION(1)
------------------------------ -------  --------       -------  -------------  -------------  -------------  ----------------
Joseph A. Baute...............  1995    $124,625(2)    $     0       --             --              --               --
  Chairman and Former
  President and Chief
  Executive Officer

Francis J. Lunger.............  1995    $276,694(3)    $     0       --             --             28,000          $7,229
  Former President and Chief    1994    $212,308       $     0    $214,053(7)       --             23,000          $4,211
  Executive Officer

William E. Mitchell...........  1995    $286,578(4)    $     0    $248,344(7)       --             15,000          $9,027
  Former President and Chief    1994    $400,000       $     0    $ 33,599(8)       --             15,000          $5,033
  Executive Officer             1993    $127,692       $     0    $  1,942(9)       --             45,000          $3,528

Robin J. T. Clabburn..........  1995     217,607(5)(6) $     0    $    277(10)  $334,375(12)       20,000            --
  Vice President and
  Chief Technical Officer

Robert A. Geiger..............  1995    $171,655(6)    $     0      --              --             13,500          $4,708
  Vice President
  Tape Products Division

John J. Ireland...............  1995    $168,997(6)    $     0    $ 97,304(7)       --             13,500          $9,447
  Vice President
  Specialty Coated Products

David A. Peterson.............  1995    $148,874(6)    $83,567      --              --             11,500          $5,443
  Vice President
  Nashua Precision
    Technologies

Daniel M. Junius..............  1995    $146,374(6)    $     0    $    561(11)  $334,375(12)       11,500          $5,653
  Vice President-Finance,
  Chief Financial Officer
  and Treasurer

Bruce T. Wright...............  1995    $134,240(6)    $     0      --          $334,375(12)       14,000          $5,440
  Vice President
  Human Resources

---------------

 (1) Includes amounts set aside under the Company's Supplemental Compensation Plan, Company contributions to the Employees' Savings Plan, life insurance income and premiums, financial consulting services, imputed auto income and imputed income on an interest free loan. In 1995, these amounts were:

        (i) as to the Employees' Savings Plan -- Mr. Lunger, $2,229; Mr. Mitchell, $2,226; Mr. Geiger, $2,600; Mr. Ireland, $2,229; Mr. Peterson, $2,228; Mr. Junius, $2,600; and Mr. Wright, $2,229;

       (ii) as to life insurance income -- Mr. Geiger, $2,108; Mr. Ireland, $560; Mr. Peterson, $2,057; Mr. Junius, $553; and Mr. Wright, $711;

      (iii) as to financial consulting services -- Mr. Lunger, $5,000; Mr. Mitchell, $5,000; Mr. Ireland, $6,000; Mr. Junius, $2,500; and Mr. Wright, $2,500;

       (iv) as to imputed auto income -- Mr. Mitchell, $1,801 and Mr. Peterson, $1,158; and

        (v)  as to imputed income on an interest free loan -- Mr. Ireland, $658.

 (2) Mr. Baute has served as Chairman since April 28, 1995. He has also served as President and Chief Executive Officer from November 10, 1995 until January 2, 1996 when Mr. Garbacz became President and Chief Executive Officer.

 (3) Mr. Lunger left the Company in November 1995.

 (4) Mr. Mitchell left the Company in September 1995.

 (5) Mr. Clabburn received an additional $31,674 for consulting services performed in 1995 prior to becoming an employee of Nashua.

 (6) Messrs. Clabburn, Geiger, Ireland, Peterson, Junius and Wright each first became executive officers in 1995.

 (7) Includes moving expense reimbursement and tax equalization payments.

 (8) Includes tax equalization payments on moving expense reimbursement, executive life insurance premiums and California state disability insurance payments.

 (9) Includes tax equalization payments for executive life insurance and California state disability insurance.

(10) Tax equalization payments.

(11) Includes tax equalization payments on executive medical reimbursement income and executive life insurance premiums.

(12) Includes 25,000 shares of Restricted Stock (granted when the price of Nashua shares was $13.375), 8,333 shares of which will vest when the average closing price over a 30 trading day period of Nashua shares ("the average closing price") reaches $20.00; 8,333 shares of which will vest when the average closing price of Nashua shares reaches $25.00; and 8,334 shares of which will vest when the average closing price of Nashua shares reaches $30.00. However, any shares which have not vested upon the earlier of (i) by December 15, 2000 or (ii) termination of employment, will be forfeited. Dividends, if any, will accumulate on such Restricted Stock and be paid to the recipient when and if the underlying shares vest.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS

     The following table sets forth certain information as to options/SARs granted during fiscal 1995 to the individuals listed in the Summary Compensation Table. In accordance with SEC rules, also shown are the hypothetical gains or "option spreads", on a pre-tax basis, that would exist for the respective options/SARs. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options/SARs were granted over the full option term. To put this data into perspective, the resulting Nashua stock prices for the grants expiring on February 24, 2005 would be $32.17 at a 5% rate of appreciation and $51.23 at a 10% rate of appreciation, for the grant expiring on September 1, 2005, $29.12 at 5% and $46.38 at 10%, and for the grant expiring on November 4, 2005, $20.77 at 5% and $33.07 at 10%.

                        OPTION/SAR GRANTS IN FISCAL 1995

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF STOCK PRICE
                                           % OF TOTAL                                            APPRECIATION
                                            OPTIONS/         EXERCISE OR                      FOR OPTION/SAR TERM
                        OPTIONS/SARS     SARS GRANTED TO     BASE PRICE     EXPIRATION    ---------------------------
          NAME           GRANTED(#)     EMPLOYEES IN 1995     ($/SHARE)        DATE       0%        5%         10%
---------------------  -------------    -----------------    -----------    ----------    ---    --------    --------
Joseph A. Baute.........         0             --                --              --        --        --          --
Francis J. Lunger.......     8,000            2.7%            $ 19.75              (1)     --        --          --
                            20,000            6.9%            $ 17.88              (1)     --        --          --
William E. Mitchell.....    15,000            5.1%            $ 19.75              (2)     --        --          --
Robin J. T. Clabburn....    20,000(3)         6.9%            $ 12.75       11/4/2005      $0     $160,368    $406,404
Robert A. Geiger........     3,500(4)         1.2%            $ 19.75       2/24/2005      $0
                            10,000(5)         3.4%            $ 17.88        9/1/2005      $0     $112,446    $284,961
John J. Ireland.........     3,500(4)         1.2%            $ 19.75       2/24/2005      $0
                            10,000(5)         3.4%            $ 17.88        9/1/2005      $0     $112,446    $284,961
David A. Peterson.......     1,500(4)         0.5%            $ 19.75       2/24/2005      $0     $ 18,631    $ 47,215
                            10,000(5)         3.4%            $ 17.88        9/1/2005      $0     $112,446    $284,961
Daniel M. Junius........     1,500(4)         0.5%            $ 19.75       2/24/2005      $0     $ 18,631    $ 47,215
                            10,000(5)         3.4%            $ 17.88        9/1/2005      $0     $112,446    $284,961
Bruce T. Wright.........     4,000(4)         1.4%            $ 19.75       2/24/2005      $0     $ 49,683    $125,906
                            10,000(5)         3.4%            $ 17.88        9/1/2005      $0     $112,446    $284,961

---------------

(1) These options expired on November 10, 1995 due to the termination of Mr. Lunger's employment on that date.

(2) These options expired on September 8, 1995 due to the termination of Mr. Mitchell's employment on that date

(3) These options will become exercisable on November 3, 1996.

(4) 50% of these options became exercisable on February 23, 1996; 50% will become exercisable on February 23, 1997.

(5) 50% of these options will become exercisable on August 31, 1996 and 50% on August 31, 1997.

     The following table sets forth information as to options/SARs exercised in 1995 and unexercised options/SARs held at the end of fiscal 1995, by the individuals listed in the Summary Compensation Table:

                    OPTION EXERCISES IN FISCAL YEAR 1995 AND
                  VALUE OF OPTIONS/SARS AT END OF FISCAL 1995

                                                         NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED,
                                                          OPTIONS/SARS HELD AT         IN-THE-MONEY, OPTIONS/SARS
                                                            FISCAL YEAR END              AT FISCAL YEAR END(1)
                       SHARES ACQUIRED     VALUE      ----------------------------    ----------------------------
        NAME             ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------  ---------------    --------    -----------    -------------    -----------    -------------
Joseph A. Baute......         0              $0           2,000               0           $ 0             $0
Francis J. Lunger....         0              $0          23,000               0           $ 0             $0
William E.
  Mitchell...........         0              $0          30,000               0           $ 0             $0
Robin J. T.
  Clabburn...........         0              $0               0          20,000           $ 0           $17,600
Robert A. Geiger.....         0              $0          12,350          14,750           $ 0             $0
John J. Ireland......         0              $0           2,500          16,000           $ 0             $0
David A. Peterson....         0              $0           3,750          12,250           $ 0             $0
Daniel M. Junius.....         0              $0          12,250          12,250           $ 0             $0
Bruce T. Wright......         0              $0             500          14,500           $ 0             $0

---------------

(1) Represents the difference between the closing price on the New York Stock Exchange of Nashua's common stock on December 29, 1995 ($13.63) and the exercise price of the options/SARs.

PENSION PLAN

     The following table shows estimated annual benefits payable upon retirement under the Nashua Corporation Retirement Plan for Salaried Employees, which includes the individuals listed in the Summary Compensation table:

                           ESTIMATED PENSION BENEFITS

 AVERAGE ANNUAL                                                   YEARS OF SERVICE
COMPENSATION FROM     ---------------------------------------------------------------------------------------------------------
 JANUARY 1, 1990                                                                                                    25 OR
  TO RETIREMENT            5 YEARS              10 YEARS              15 YEARS              20 YEARS             MORE YEARS
-----------------     -----------------     -----------------     -----------------     -----------------     -----------------
  $  125,000              $ 13,750              $ 27,500              $ 41,250              $ 55,000              $ 68,750
     250,000                27,500                55,000                82,500               110,000               137,500
     375,000                41,250                82,500               123,750               165,000               206,250
     500,000                55,000               110,000               165,000               220,000               275,000
     625,000                68,750               137,500               206,250               275,000               343,750
     750,000                82,500               165,000               247,500               330,000               412,500
     875,000                96,250               192,500               288,750               385,000               481,250
   1,000,000               110,000               220,000               330,000               440,000               550,000

     Compensation covered by this plan generally refers to total annual cash compensation, including salary and bonus, but excluding certain items such as the value of stock option awards and employer allocations to the Supplemental Compensation Plan and Employees' Savings Plan. As of December 31, 1995, the individuals named in the Summary Compensation Table had the following years of service credited under the plan: Messrs. Baute, Lunger, Mitchell and Clabburn are not eligible; Mr. Geiger, 8 years; Mr. Ireland, 1.5 years; Mr. Peterson, 4.5 years; Mr. Junius, 11 years; and Mr. Wright, 1 year.

     The estimated annual benefits shown above are subject to an offset for 50% of a participant's primary Social Security benefit. Benefits as shown above, minus the 50% offset for Social Security benefit, are available for participants whose pensions start after reaching age 65. Participants who have five or more years of service are eligible to receive pensions after reaching age 60 and participants who have ten or more years of service are eligible to receive pensions after reaching age 55, but payments are reduced 4.2% per year for each year that they start receiving benefits earlier than at age 65. Payments are further reduced for participants whose credited service began before age 40 and terminate employment with Nashua prior to reaching age 55.

     The Employee Retirement Income Security Act of 1974 places limitations on pensions which may be paid under plans qualified under the Internal Revenue Code. Amounts exceeding such limitations may be paid outside of qualified plans. Nashua has a Supplemental Unfunded Excess Retirement Benefit Plan providing for such amounts for its employees including Messrs. Geiger, Ireland, Peterson, Junius and Wright.

CERTAIN TRANSACTIONS AND INDEBTEDNESS

     In conjunction with Mr. Mitchell's relocation from California to New England, the Company granted to Mr. Mitchell an interest-free residential bridge loan in the amount of $500,000 pending the sale of Mr. Mitchell's California home. Mr. Mitchell has repaid the loan. The Company also guaranteed repayment of a home mortgage loan acquired by Mr. Mitchell in the sum of $1.1 million. The guaranty has expired.

SEVERANCE AGREEMENTS

     The Company has entered into severance agreements with Messrs. Clabburn, Geiger, Ireland, Junius and Wright in order to ensure their continued service to Nashua in the event of an attempt by a person or group of persons to gain control of Nashua. Such severance agreements provide that upon termination of employment under certain circumstances within three years of a "change in control" as defined in these agreements, the employee would receive severance pay equal to three times the sum of his annual salary and bonus for Messrs. Junius and Wright and one times the sum of his annual salary and bonus for Mr. Clabburn, Mr. Geiger and Mr. Ireland. In addition, if after one year following the "change in control" Messrs. Junius or Wright elect to terminate employment, he would receive the above described severance pay; Mr. Clabburn may make such an election immediately following the change in control and receive his severance pay. Additional payments are required with respect to Messrs. Junius and Wright in amounts such that after the payment of all taxes, the executive will be in the same after tax position as if no excise tax under
Section 4999 of the Internal Revenue Code had been imposed. In addition, the agreements provide for the continuation for specified periods of certain other benefits.

EXECUTIVE SALARY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 1995, the Executive Salary Committee was composed of the non-employee directors listed below. The Committee administers the Management Incentive Compensation Program, the Company's stock option and stock incentive plans and the Company's Supplemental Compensation Plan. Each year the Committee reviews the Chief Executive Officer's performance against objectives and sets the Chief Executive Officer's base salary. The Committee also reviews the performance and the salary levels of the other executives listed in the compensation table and makes decisions regarding the above plans and programs.

     The Committee's compensation policies which were applicable during 1995 to Messrs. Mitchell and Lunger who both served as Chief Executive Officer during 1995 and the Vice Presidents listed on the compensation table are set forth below:

          Base salaries should be at competitive levels so as to attract and retain well qualified executives. Executive base salaries for 1995 for persons serving as Chief Executive Officer were generally below the median base salary for chief executive officers based on survey data of 25 companies representing a cross section of general industry chosen by a national executive compensation consulting firm. The aggregate amount of base salaries for the six Vice Presidents listed on the Compensation Table was slightly below the aggregate amount of median base salaries for similar positions in such survey group. None of the companies listed in the photofinishing peer group with respect to the Company's performance graph were included in the survey. Messrs. Lunger's and Mitchell's base salaries while they were Chief Executive Officers were 31% below the median base salary of chief executive officers in such survey group.

          Incentive compensation paid in cash should be awarded to support company objectives based on company and division performance during the preceding year. The Company's Management Incentive Compensation Program provides that cash awards may be granted each year by the Committee based on corporate and division performance. For the individuals who served as Chief Executive Officer, Chief Technical Officer, Chief Financial Officer and Vice President -- Human Resources, award targets for 1995 were based on the Company's earnings per share. For the Vice Presidents in charge of Tape Products, Specialty Coated Products and Nashua Precision Technologies, the award target was based on unit operating income as well as the Company's earnings per share. Incentive compensation cash payments were authorized by the Committee to only one officer listed on the compensation table (Mr. Peterson) with respect to 1995 since the predetermined target for his unit had been exceeded.

          Long-term equity-based compensation should be awarded to provide incentive to executives to create value for stockholders and give the executives a substantive ownership interest in the Company's success. With respect to 1995, the Committee's policy was that stock option grants be made in greater numbers than preceding years in order to attract and retain executives during a period when the Company was undergoing operating and financial difficulties. In addition, the Company began awarding performance based restricted stock to key executives. Restricted stock awards were made in 1995 to four key Vice Presidents of the Company and one other key employee to align the key executives' interests with those of stockholders. These awards will become unrestricted when the average price per share of the Company's stock over a thirty trading day period reaches certain levels, namely $20.00, $25.00 and $30.00 per share. The Committee does not consider the amount of Company stock or the amount and terms of stock options already held by any executive in making its determinations.

     The Committee's compensation policy applicable to Mr. Baute, who served as a non-employee Chairman during 1995 and as President and Chief Executive Officer from November 10, 1995 to January 2, 1996, was to adjust survey compensation for chairmen and chief executive officers based on his availability.

     The Committee has not yet had occasion to adopt any policy on the tax law disallowing deductions on compensation in excess of $1 million for certain executives of public companies. The Company believes that options and performance based restricted stock awards granted under its stock incentive plans are exempt from the limitation and that other compensation expected to be paid during 1996 will be below the compensation limitation.

                                            Executive Salary Committee
                                              James F. Orr III, Chairman
                                              Richard E. Carter
                                              John M. Kucharski

                               PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P-500 Index and a composite peer group for the five years commencing December 31, 1990 and ending December 31, 1995. The Company selected a peer group because, offering a diverse mix of products and services, it did not believe that published industry or line-of-business indices provided an adequate measure for comparison of the Company as a whole.

     The Company's products and services include facsimile and thermal papers, pressure sensitive labels, specialty papers and tapes, copier and laser printer supplies, photofinishing services, and substrates for computer disks and OPC drums. In constructing a composite peer group, the Company selected published indices to represent various products and, because no published photofinishing index was available, has selected a peer group for that segment. The indices are: for facsimile and thermal papers, pressure sensitive labels, specialty papers and tapes -- the S&P Paper and Forest Products Index; for substrates for computer disks and OPC drums -- the S&P Computer Systems Index; and for copier and laser printer supplies -- the S&P Office Equipment & Supplies Index. As peer companies in the photofinishing segment the Company selected Eastman Kodak
Company and Seattle Filmworks, Inc. and weighted them by market capitalization.
The Company then weighted the three indices and photofinishing peer group in proportion to the 1995 revenues of Nashua's products and services represented by the respective indices and peer group.

 Measurement Period              Nashua         S&P 500         Composite
(Fiscal Year Covered)          Corporation       Index          Peer Group
1990                             100.00          100.00          100.00
1991                              69.00          130.00          132.00
1992                              87.00          140.00          138.00
1993                              87.00          155.00          168.00
1994                              67.00          157.00          180.00
1995                              46.00          215.00          243.00

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares and percentage of Nashua's common stock deemed to be beneficially owned by each director, each executive officer named in the Summary Compensation Table above and by all directors and
officers of Nashua as a group, as of March   , 1996:

                                                          AMOUNT AND NATURE OF             PERCENT OF SHARES
                      NAME                               BENEFICIAL OWNERSHIP(A)              OUTSTANDING
-------------------------------------------------        -----------------------           -----------------
Joseph A. Baute..................................             5,640(b)                           *
Sheldon A. Buckler...............................             4,000(b)                           *
Richard E. Carter................................            51,341(b)                           *
Robin J. T. Clabburn.............................            28,814(c)                           *
Thomas W. Eagar..................................             4,300(b)                           *
Gerald G. Garbacz................................           127,500(d)                          1.9
Robert A. Geiger.................................            15,923(e)(l)                        *
Charles S. Hoppin................................             5,000(b)                           *
John J. Ireland..................................             7,393(f)(l)                        *
Daniel M. Junius.................................            41,065(c)(g)(l)                     *
John M. Kucharski................................             5,500(b)                           *
Francis J. Lunger................................            23,000(h)                           *
William E. Mitchell..............................               100                              *
James F. Orr III.................................             7,000(b)                           *
David A. Peterson................................             5,897(i)(l)                        *
Bruce T. Wright..................................            28,306(c)(j)                        *
Directors and Officers as a group (20 persons)...           411,461(c)(d)(k)(l)                 6.2

---------------
                                                                 *  Less than 1%

(a) Information as to the interests of the respective nominees has been furnished in part by them. The inclusion of information concerning shares held by or for their spouses or children or by corporations in which they have an interest does not constitute an admission by such nominees of beneficial ownership thereof. Unless otherwise indicated, all persons have sole voting and dispositive power as to all shares they are shown as owning.

(b) Includes shares each non-employee Director has a right to acquire through the exercise of stock options prior to May 31, 1996 -- Mr. Baute, 2000 shares; Mr. Buckler, 1,000 shares; Mr. Carter, 3,000 shares; Mr. Eagar, 3,000 shares; Mr. Hoppin, 3,000 shares; Mr. Kucharski, 3,000 shares; and Mr. Orr, 3,000 shares.

(c) Includes 25,000 shares of Restricted Stock, 8,333 shares of which will vest when the average closing price of Nashua shares reaches $20.00; 8,333 shares of which will vest when the average closing price of Nashua shares reaches $25.00; and 8,334 shares of which will vest when the average closing price of Nashua shares reaches $30.00. However, any shares which have not vested by December 15, 2000 or his termination of employment will be forfeited.

(d) Includes 120,000 shares of Restricted Stock, 40,000 shares of which will vest when the average closing price of Nashua shares reaches $20.00; 40,000 shares of which will vest when the average closing price of Nashua shares reaches $25.00; and 40,000 shares of which will vest when the average closing price of Nashua shares reaches $30.00. However, any shares which have not vested by December 18, 2000 or his termination of employment will be forfeited.

(e) Includes 15,350 shares Mr. Geiger has a right to acquire through the exercise of stock options prior to May 31, 1996.

(f) Includes 6,750 shares Mr. Ireland has a right to acquire through the exercise of stock options prior to May 31, 1996.

(g) Includes 12,250 shares Mr. Junius has a right to acquire through the exercise of stock options prior to May 31, 1996.

(h) Shares Mr. Lunger has a right to acquire through the exercise of stock options prior to May 10, 1996.

(i) Includes 5,250 shares Mr. Peterson has a right to acquire through the exercise of stock options prior to May 31, 1996.

(j) Includes 2,500 shares Mr. Wright has a right to acquire through the exercise of stock options prior to May 31, 1996.

(k) Includes 94,284 shares which the directors and officers of Nashua have the right to acquire through exercises of stock options prior to May 31, 1996.

(l) Includes shares held in trust under the Employee's Savings Plan under which the participating employee has voting power as to the shares in his account. As of December 31, 1995, 573 shares are held in trust for Mr. Geiger's account, 643 shares are held in trust for Mr. Ireland's account, 647 shares are held in trust for Mr. Peterson's account, 3,578 shares are held in trust for Mr. Junius' account, and 10,035 shares are held in trust for the accounts of all directors and officers as a group. No director other than Mr. Garbacz participates in the Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows the number of shares and percentage of Nashua's common stock beneficially owned by all persons known to Nashua to be the
beneficial owners of more than 5% of its common stock, as of March   , 1996:

                                                             AMOUNT AND NATURE    PERCENT OF
                                                               OF BENEFICIAL     COMMON STOCK
                 NAME OF BENEFICIAL OWNER                        OWNERSHIP       OUTSTANDING
-----------------------------------------------------------  -----------------   ------------
GAMCO Investors, Inc./Gabelli Funds, Inc./Gabelli
  Performance Partnership L.P./Gabelli International Limited/
  Gabelli International II Limited(a)........................    633,400(b)        9.94%
     655 Third Avenue, New York, NY 10017
GeoCapital Corporation(c)....................................    454,700(d)        7.14%
     767 Fifth Avenue, New York, NY 10153
Gouws Capital Management, Inc.(e)............................    396,065(f)         6.2%
     511 Congress Street, Portland, ME 04101
The TCW Group, Inc./Robert Day(g)............................    393,800(h)         6.2%
     865 South Figueroa Street Los Angeles, CA 90017
President and Fellows of Harvard College/Harvard
  Yenching Institute(i)......................................    357,900(j)         5.6%
     600 Atlantic Avenue, Boston, MA 02210

---------------

(a) Information is based on a joint Schedule 13D (Amendment No. 6) dated July 26, 1995, furnished by such beneficial owners, which are affiliated with one another.

(b) GAMCO Investors, Inc. owns 310,400 shares, for which it has sole dispositive power. It has sole voting power with respect to 260,000 of these shares. Gabelli Funds, Inc. owns 292,000 shares for which it has sole dispositive power and sole voting power. Gabelli Performance Partnership L.P. owns 15,000 shares for which it has sole dispositive power and sole voting power. Gabelli International Limited owns 9,000 shares for which it has sole voting and sole dispositive power. Gabelli International II Limited owns 7,000 shares for which it has sole voting and sole dispositive power.

(c) Information is based on Schedule 13G, dated February 15, 1996, furnished by such beneficial owner.

(d) Sole dispositive power.

(e) Information is based on Schedule 13G, dated February 13, 1996, furnished by such beneficial owner.

(f) Sole voting power as to 53,160 shares and sole dispositive power as to 396,065 shares.

(g) Information is based on Schedule 13G, dated February 12, 1996, furnished by such beneficial owner.

(h) Sole voting and sole dispositive power.

(i) Information is based on Amendment No. 2 to Schedule 13G dated February 13, 1996, furnished by such beneficial owners, which are affiliated with one another.

(j) President and Fellows of Harvard College owns 351,300 shares, for which it has sole voting and sole dispositive power. Harvard Yenching Institute owns 6,600 shares, for which it has sole voting and sole dispositive power.

                     STOCKHOLDER APPROVAL TO GRANT SECURITY
                  INTERESTS IN ALL OR SUBSTANTIALLY ALL ASSETS

     As described in Nashua's 1995 Annual Report to Stockholders, in March 1996, Nashua restructured (the "Restructuring") its financing arrangements with financial institutions which have provided loans and other forms of financing to Nashua (collectively, the "Lenders"). As part of the Restructuring, Nashua granted to the Lenders security interests in its accounts receivable and inventory and caused certain of its subsidiaries to grant to the Lenders security interests in their assets.

     Nashua's Certificate of Incorporation requires that the affirmative vote of the holders of at least two-thirds of each class of stock issued, outstanding and having voting power is required to authorize the mortgage or pledge of all of Nashua's property and assets. The granting to the Lenders of security interests as part of the Restructuring did not constitute the mortgage or pledge of all of Nashua's property and assets and did not require approval of the stockholders of Nashua.

     Nashua believes it is in its best interests to have the flexibility to pledge all or substantially all of its assets to its current Lenders and to any lenders that refinance or replace its present financing. Having this flexibility may enable Nashua to obtain financing on more favorable terms (including terms relating to pricing, availability and covenants) than otherwise would be available.

     This flexibility also may be necessary for Nashua to remain in compliance with its existing financing arrangements with the Lenders. Under these arrangements, if Nashua does not make certain prepayments of its indebtedness during 1996 it may be required to pledge all or substantially all of its assets to secure such indebtedness. Although Nashua anticipates that it will make such prepayments and not be required to pledge such assets, Nashua believes its interests and the interests of its stockholders would be best served by having the flexibility to make such pledge if required.

     Accordingly, the Board of Directors recommends that the stockholders grant to the Board the authority to mortgage or pledge all or substantially all of Nashua's assets to its current Lenders and to any lenders that refinance or replace its present financing, and to modify or extend any such mortgage or pledge if, when and to the extent that the Board of Directors determines that such mortgage or pledge is expedient and in the best interests of the stockholders. If the stockholders approve this proposal, the Board of Directors will be authorized to establish, without further stockholder action, the terms of any such pledge or mortgage of all or substantially all of Nashua's assets and any amendment, modification or extension thereof.

REQUIRED VOTE

     The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required for the approval of this proposal.

     The Board of Directors recommends that you vote FOR the proposal to authorize the Board of Directors to pledge or mortgage all or substantially all of Nashua's assets.

                   APPROVAL OF THE 1996 STOCK INCENTIVE PLAN

     The Board of Directors has adopted, subject to stockholder approval, a new 1996 Stock Incentive Plan (the "1996 Plan"). Presently, shares are reserved for future awards under Nashua's 1987 Stock Option Plan and 1993 Stock Incentive
Plan (together referred to as the "Existing Plans"). In addition,      shares
are reserved for past awards under Existing Plans; however, of these are at strike prices in excess of $20.00 per share. Under the Existing Plans, Nashua does not reset stock option exercise prices, but options lapse in accordance with their terms because of employee terminations and may be replaced with new awards. If the 1996 Plan is approved by shareholders, the Company will not grant any more awards under Existing Plans.

     The full text of the 1996 Plan is set forth in Appendix A hereto. Some of its more important features are summarized as follows:

     Purpose. The purpose of the Plan is to attract and retain key personnel for positions of substantial responsibility and to provide additional incentive to certain officers, key employees and directors of Nashua or any Affiliated Corporation, as defined therein, to promote the success of the Company.

     Administration. The 1996 Plan is administered by the Executive Salary Committee (the "Committee") of the Board of Directors of Nashua, the members of which are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. Subject to the provisions of the 1996 Plan, the Committee has discretion to determine when awards are made, which employees are granted awards, the number of shares subject to each award and all other relevant terms of the awards. The Committee also has broad discretion to construe and interpret the 1996 Plan and adopt rules and regulations thereunder.

     Eligibility. Awards may be granted under the 1996 Plan to officers and key employees of Nashua or one of its subsidiaries, who are in positions in which their decisions, actions and counsel significantly impact upon the profitability of Nashua. Commencing on the date of the 1996 Annual Meeting of Stockholders (the "Effective Date"), members of the Board of Directors of Nashua who are not employees of Nashua or one of its subsidiaries shall receive a fixed number (1,000) of options each year. In addition, in lieu of receiving annual cash compensation (presently $15,000 per annum and $75,000 for the non-employee Chairman), Directors each year, commencing on the Effective Date, will receive grants of stock having a fair market value on date of grant equal to their then
annual cash compensation. The Committee expects that approximately   key
employees of the Corporation will be eligible for grants based upon their level of responsibility and performance. In no event shall the aggregate number of shares which may be issued under the Plan to any one individual exceed $150,000.

     Shares Subject to the 1996 Plan. The shares to be issued under the 1996 Plan are shares of Nashua's common stock ($1.00 par value), which may be newly issued shares or shares held in the treasury or acquired in the open market. No more than 660,000 shares will be issued under the 1996 Plan. The foregoing limit is subject to adjustment for stock dividends, stock splits or other changes in Nashua's capitalization.

     Stock Options. The Committee in its discretion may issue stock options which qualify as incentive stock options under the Internal Revenue Code or non-statutory stock options. The Committee will determine the time or times when each stock option becomes exercisable, the period within which it remains exercisable and the price per share at which it is exercisable, provided that no incentive stock option shall be exercised more than 10 years after it is granted and no other option shall be exercised more than 10 years and one day after it is granted, and further provided that the exercise price shall not be less than the fair market value of Nashua's common stock on the date of grant. Options granted to Directors who are not employees of Nashua shall become exercisable on the day before the annual stockholders meeting following the date of grant provided the recipient is then a Director. The reported closing price of
Nashua's common stock on the New York Stock Exchange on         , 1996 was $
per share.

     The exercise price of stock option grants under the Plan may not be reset except to reflect changes in the corporate structure or shares of the Company pursuant to the Plan. Options that lapse in accordance with the Plan because of employee terminations and other reasons may be replaced with new awards.

     Payment for shares purchased upon exercise of any option must be made in full in cash when the option is exercised, or to the extent permitted by the Committee, by delivery of shares of Nashua's common stock. No option shall be transferable except by will or the laws of descent and distribution and, during the optionee's lifetime, the option may be exercised only by the optionee. If an optionee ceases to be an employee of the Company or any subsidiary other than by reason of death, retirement or disability, absent a determination by the Committee to the contrary, any options which were exercisable by the optionee on the date of termination of employment may be exercised any time before their expiration date or within six months after the date of termination, whichever is earlier, but only to the extent that the options were exercisable when employment ceased. In the case of death or disability of the employee, options exercisable at termination of employment may be exercised at any time before their expiration date or within one year after the date of termination, whichever is earlier. If an optionee's employment terminates because of retirement, any options which were exercisable by the optionee on the date of termination of employment may be exercised any time before their expiration date or within three years after the date of termination, whichever is earlier, but only to the extent that the options were exercisable when employment ceased absent a determination by the Committee to the contrary. Notwithstanding the foregoing, if the holder of an Incentive Stock Option exercises it more than (i) one year after the date of termination due to disability or (ii) three months after the date of termination due to any other reason, except death, such Option shall be treated as a Non-Statutory Stock Option. With respect to grants to Directors who are not employed by Nashua, options remain exercisable until 10 years and one day from date of grant.

     Notwithstanding any other provision of the Plan, the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year (under the Plan and all other stock option plans of Nashua or its parent or subsidiaries) shall not exceed $100,000.

     Performance Based Restricted Stock. The Committee has authority to grant Performance Based Restricted Stock to key employees. Such shares of Nashua common stock shall vest at such times as determined by the Committee only upon meeting performance criteria established by the Committee. Recent grants of Performance Based Restricted Stock under the 1993 Stock Incentive Plan have provided that vesting shall be as follows: 1/3 upon the average closing price of Nashua stock increasing 50% over the price on grant date; 1/3 upon the average closing price of Nashua stock increasing 90% over the price on grant date, and the final 1/3 upon the average closing price of Nashua stock increasing 130% over the price on grant date. These recent grants have provided that shares which have not vested within five years of grant revert to the Plan.

     The Committee shall have sole and complete authority to determine the employees to whom shares of Performance Based Restricted Stock shall be granted, the number of shares of Performance Based Restricted Stock to be granted to each employee, and the other terms and conditions of such awards.

     Shares of Performance Based Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period. Certificates issued in respect of shares of Performance Based Restricted Stock shall be registered in the name of the employee and deposited by such employee, together with a stock power endorsed in blank, with the Company. At the expiration of the restricted period, the Company shall deliver such certificates to the employee or the employee's legal representative.

     Unless otherwise determined by the Committee, if any Employee's employment terminates for any reason, the Performance Based Restricted Stock which is unvested or subject to restriction shall thereupon be forfeited.

     Awards of Performance Based Restricted Stock may not exceed 150,000 shares under the Plan.

     Amendments. Nashua's Board of Directors may terminate or amend the 1996 Plan at any time, except in the case of Section 10 thereof (Non-Employee Director Options and Stock Awards), which may not be amended more frequently than once each six months, unless required by law, provided that no such action shall adversely affect or impair any outstanding option or award without the consent of its holder, and that approval of the stockholders of Nashua must be obtained within one year after any amendment that: (i) increases the maximum number of shares that may be issued under the 1996 Plan, (ii) changes the class of persons eligible to participate in the 1996 Plan or (iii) materially increases the benefits accruing to executive officers or directors of Nashua under this Plan.

     Federal Income Tax Consequences. The grant of a stock option does not produce ordinary income to the recipient or a deduction to the Company. The tax consequences associated with exercise of a stock option granted under the Plan, and with the subsequent disposition of Common Stock acquired under such an option, will depend in part on whether the option is an incentive stock option or a non-statutory stock option.

     Incentive Stock Options. Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the participant's employer, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the Plan is exercised after these periods, the exercise will be treated for tax purposes as the exercise of a non-statutory stock option. Also, incentive stock options granted under the Plan will be treated as non-statutory stock options to the extent they (together with any other incentive stock options granted after 1986 under other plans of the Company and its subsidiaries) first become exercisable in any calendar year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, income from the disposition of the shares will be characterized a long-term capital gain or loss. If shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a "disqualifying disposition"), the participant will recognize ordinary income at time of disposition, and the employer will be eligible to claim a deduction, in an amount equal to the excess of the fair market value of the shares at date of exercise over the exercise price. Any additional gain from a disqualifying disposition will be treated as long-term or short-term capital gain depending on the holding period of the shares. For shares which are sold or exchanged (other than in certain related party transactions) for an amount less than their fair market value at date of exercise, the ordinary income recognized in connection with the disqualifying disposition will be limited to the amount of gain recognized. Shares sold at less than the exercise price will generate either a long-term or short-term capital loss depending on the holding period.

     Although the exercise of an incentive stock option as described above will not produce ordinary taxable income to the participant, the exercise will produce an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     Non-Statutory Stock Options. Upon the exercise of a non-statutory stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. The employer will be able to claim a deduction in an equivalent amount provided it satisfies federal employment tax withholding requirements. Gain or loss upon a subsequent sale or exchange of the shares will generate either a capital gain or loss, which will be characterized as either long-term or short-term depending on the holding period for the shares.

     In General. Special rules will apply in determining the tax basis of the shares received upon exercise where employee held shares are utilized in the exercise of a stock option.

     Performance Based Restricted Stock. A participant who receives shares of Performance Based Restricted Stock will recognize ordinary income and the employer will be entitled to claim a correlative deduction (subject to satisfaction of federal withholding tax requirements) upon the earlier of the date when the shares become transferable to the employee or the date when the substantial risk of forfeiture associated with the shares lapses. The amount of ordinary income recognized by the employee, and of the correlative deduction, will be equal to the fair market value of the shares at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. Generally, any dividends paid with respect to shares that are nontransferable and subject to a substantial risk of forfeiture will be deductible to the employer at the same time they are includible in the participant's income as compensation.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Internal Revenue Code of 1986, as amended. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of the award (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the employer will be entitled to a corresponding deduction (subject to satisfaction of the federal withholding tax requirements). Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the employer.

     Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Plan. The Committee may permit a participant to satisfy such tax withholding requirements by delivery to the Company of shares of Common Stock owned by the participant, including shares retained from the award creating the tax obligation.

     Expiration. No awards will be granted under the 1996 Plan after May 3, 2006.

     If the 1996 Plan is approved by the stockholders, the non-employee Directors will receive 1996 annual compensation in shares of Nashua stock, the fixed number of options for non-employee Directors will be granted during 1996 and the Committee may make awards to other participants during 1996. Other than with respect to automatic grants to non-employee Directors, all awards granted under the 1996 Plan are discretionary, and, therefore, Nashua cannot determine the benefits to be received by any particular individual or particular group of individuals.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote held by stockholders present at the meeting in person or by proxy is required for approval of the 1996 Plan.

     The Board of Directors recommends that you vote FOR the proposal to approve the Nashua Corporation 1996 Stock Incentive Plan.

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse, Nashua's independent accountants for the year 1995, are also Nashua's independent accountants for the year 1996. Representatives of Price Waterhouse are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal which is to be included in the proxy materials for
the 1997 annual meeting must be received by Nashua on or before November   ,
1996. Such proposals should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention: Suzanne L. Ansara, Assistant Secretary.

                                 MISCELLANEOUS

     The Board of Directors does not presently know of any other matters to be presented to the annual meeting. If any other matters are brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies on such matters in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

     The cost of solicitation of proxies will be borne by Nashua. In addition to the use of the mails, proxies may be solicited by officers and regular employees of Nashua, without extra compensation, by telephone or by other means of communication. Nashua will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to beneficial owners of common stock.

     Nashua has also retained Morrow & Co., Inc. to aid in the solicitation of proxies by personal interview, or by telephone or by other means of communication. Nashua anticipates that the cost of such service will not exceed
$        .

     Nashua will provide free of charge to any stockholder from whom a proxy is solicited pursuant to this proxy statement, upon written request from such stockholder, a copy of Nashua's annual report filed with the Securities and Exchange Commission on Form 10-K for Nashua's fiscal year ended December 31, 1995. Requests for such report should be directed to Nashua Corporation, 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002, Attention:
Suzanne L. Ansara, Assistant Secretary.

                                            PAUL BUFFUM
                                            Secretary

Nashua, New Hampshire
March   , 1996

                                                                      APPENDIX A

                               NASHUA CORPORATION

                           1996 STOCK INCENTIVE PLAN

1.  NAME OF PLAN

     The Plan shall be known as the 1996 Nashua Corporation Stock Incentive Plan (the "Plan").

2.  PURPOSE OF THE PLAN

     The purpose of the Plan is to attract and retain key personnel for positions of substantial responsibility and to provide additional incentive to certain officers, key employees and directors of Nashua Corporation or any Affiliated Corporation to promote the success of the Company.

3.  DEFINITIONS

     As used herein, the following definitions shall apply:

     (a) "AFFILIATED CORPORATIONS" shall include members of the controlled group of corporations within the meaning of Section 424(e) and 424(f) of the Code.

     (b) "AWARD" means a grant or award under Section 7, 8 or 10 of the Plan.

     (c) "COMPANY" and "CORPORATION" means Nashua Corporation.

     (d) "BOARD" means the Board of Directors of the Company.

     (e) "COMMON STOCK" means common stock, par value $1.00 per share, of the Company.

     (f) "CODE" means the Internal Revenue Code of 1986, as amended.

     (g) "COMMITTEE" means the Executive Salary Committee of the Board, as described in Section 5(a) hereof.

     (h) "CONTINUOUS EMPLOYMENT" or "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of employment with the Company or with an Affiliated Corporation.

     (i)  "EFFECTIVE DATE" means the date specified in Section 11 hereof.

     (j) "EMPLOYEE" means any person employed by the Company or an Affiliated Corporation.

     (k) "FAIR MARKET VALUE" means the closing price listed on the New York Stock Exchange on the date an Option is granted.

     (l) "INCENTIVE STOCK OPTION" means a stock option grant that is intended to meet the requirements of Section 422 of the Code.

     (m) "NON-STATUTORY STOCK OPTION" means a stock option grant that is not intended to be an Incentive Stock Option.

     (n) "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option granted pursuant to this Plan.

     (o) "OPTIONED STOCK" means the Common Stock purchasable by an Employee or Director of the Corporation pursuant to an Option.

     (p) "OPTIONEE" means an Employee or Director of the Corporation who receives an Option.

     (q) "PERFORMANCE BASED RESTRICTED STOCK" means shares of Common Stock contingently granted to an Employee under Section 8 of the Plan.

     (r) "PLAN" means the 1996 Nashua Corporation Stock Incentive Plan.

     (s) "SHARE" means one share of the Common Stock.

     (t) "SUBSIDIARY" means a subsidiary of the Company as defined under Section 424(f) of the Code.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 11(h), the aggregate number of shares of Common Stock which may be issued pursuant to awards made under the Plan shall not exceed 660,000 shares. Any Shares subject to an Option which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to forfeiture or a repurchase right hereunder may again be the subject of an Award under the Plan. The Shares subject to Awards under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

5.  ADMINISTRATION OF THE PLAN

     (a) Composition of Committee. The Plan shall be administered by the Executive Salary Committee of the Board of Directors of the Company. Employees who are designated by the Committee shall be eligible to receive Awards under the Plan. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

     (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) (i) to interpret the Plan, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iii) to determine the Employees to whom Awards shall be granted under the Plan, the amount and terms of such Awards and the time when Awards will be granted, and (iv) to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     Officers of the Company are hereby authorized to assist the Committee in the administration of the Plan and to execute instruments evidencing Awards on behalf of the Company and to cause them to be delivered to the Employees.

     (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

6.  ELIGIBILITY

     Awards may be granted by the Committee only to those officers and key Employees of the Company and of any Affiliated Corporation who are in positions in which their decisions, actions and counsel significantly impact upon the profitability of the Company. Directors who are not otherwise Employees of the Company or an Affiliated Corporation shall be eligible to receive Awards only under Section 10 hereof, and not under other Sections. An Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards. In no event, however, shall the aggregate number of Shares which may be issued under the Plan to any one individual exceed 150,000, during the term of the Plan subject to adjustment as provided in Section 11(h). For the purpose of calculating such maximum number, an option shall continue to be treated as outstanding notwithstanding its cancellation or expiration.

7.  STOCK OPTIONS

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine each Employee to whom an Option shall be granted, the number of shares to be covered by each Option, the option price and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options or to grant Non-Statutory Stock Options, or to grant both types of Options. The terms and conditions of Awards of Incentive Stock Options shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing Section 422.

     (b) Option Price. The price per Share at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be less than 100% of the Fair Market Value of a Share at the time the Option is granted.

     The exercise price at which Options are granted under the Plan may not be reset except for adjustments as provided in Section 11(h). Options that lapse because of employee terminations or other reasons may be replaced with new Awards.

     (c) Restrictions on Incentive Stock Options. Incentive Stock Options granted under this Plan shall be designated specifically as such and, for so long as the Code shall so require, shall be subject to the additional restriction that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. If an Incentive Stock Option which exceeds the $100,000 limitation of this Section 7(c) is granted, the portion of such Incentive Stock Option which is exercisable for shares in excess of the $100,000 limitation shall be treated as a Non-Statutory Stock Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

     (d) Exercise of Option. An Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Option granted to an Optionee; however, in no event may any Option granted hereunder be exercisable after expiration of 10 years and one day from the date of such grant. The Committee shall have the power to permit in its discretion, the acceleration of the exercise of an Option, or any portion thereof, under such circumstances and upon such terms as it deems appropriate. An Option may not be exercised for a fractional Share.

     An Option may be exercised, subject to the provisions hereof relative to its termination and limitations on its exercise, from time to time only by (i) written notice of intent to exercise the Option with respect to a specified number of Shares, and (ii) payment to the Company (contemporaneously with delivery of each such notice), either in cash or, if permitted by the Committee, by the surrender and delivery to the Company of Shares with a fair market value (based on the New York Stock Exchange closing price on the date of payment) equal to or less than the total Option price plus cash for any difference of the amount of the Option price of the number of Shares with respect to which the Option is then being exercised plus any state and federal withholding tax required, as provided under Section 11(a) or by any other means (including without limitation, by delivery of a promissory note of the Optionee payable on such terms as are specified by the Committee) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company's executive offices.

     (e) Termination of Employment. Each Option shall terminate and may no longer be exercised if the Optionee ceases to perform services for the Company or an Affiliated Corporation in accordance with the following:

          (i) If an Optionee ceases to be an employee of the Company or any Subsidiary other than by reason of death, retirement or disability, absent a determination by the Committee to the contrary, any Options which were exercisable by the Optionee on the date of termination of employment may be exercised any time before their expiration date or within six months after the date of termination, whichever is earlier, but only to the extent that the Options were exercisable when employment ceased. In the event an Optionee fails to exercise an Incentive Stock Option within three months after the date of termination, such Option will be treated as a Non-Statutory Stock Option pursuant to Section 422 of the Code.

          (ii) In the case of death or disability of the Optionee, Options which were exercisable by the Optionee on the date of employment termination may be exercised at any time before their expiration date or within one year after the date of termination, whichever is earlier.

          (iii) If an Optionee's employment terminates because of retirement, any options which were exercisable by the Optionee on the date of termination of employment may be exercised any time before their expiration date or within three years after the date of termination, whichever is earlier, but only to the extent that the Options were exercisable when employment ceased absent a determination by the Committee to the contrary at the time any such Options were granted or prior to their expiration date, as provided hereunder. Notwithstanding the foregoing, in the event an Optionee fails to exercise an Incentive Stock Option within three months after the date of his or her retirement, such Option will be treated as a Non-Statutory Stock Option.

8.  PERFORMANCE BASED RESTRICTED STOCK

     (a) All shares of Performance Based Restricted Stock granted hereunder (including any shares received in respect of the Performance Based Restricted Stock as a result of stock dividends, stock splits or any other forms of recapitalization) shall be subject to the following restrictions:

        (1) No shares of Performance Based Restricted Stock or any interest therein shall be transferred or disposed of either voluntarily or involuntarily, directly or indirectly, by sale, gift, pledge or otherwise, unless such shares of Performance Based Restricted Stock shall have then been released from such restrictions on transfer, and any attempted transfer or disposition of shares of Performance Based Restricted Stock while they are restricted shall be null and void and of no effect.

        (2) The restrictions imposed under Paragraph (a)(1) above upon shares of Performance Based Restricted Stock shall terminate within times determined by the Committee only upon the attainment of performance conditions such as earnings, share price or other targets set by the Committee at time of grant.

     (b) If such performance conditions are not met by dates set by the Committee at time of award, all of the Performance Based Restricted Stock subject to restrictions under said grant at such dates, together with accumulated dividends thereon, shall be forfeited and revert to the Company.

     (c) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom Shares of Performance Based Restricted Stock shall be granted, the number of Shares of Performance Based Restricted Stock to be granted to each Employee, and the other terms and conditions of such Awards.

     (d) Shares of Performance Based Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the restricted period. Certificates issued in respect of shares of Performance Based Restricted Stock shall be registered in the name of the Employee and deposited by such Employee, together with a stock power endorsed in blank, with the Company. At the expiration of the restricted period, the Company shall deliver such certificates to the Employee or the Employee's legal representative.

     (e) Unless otherwise determined by the Committee at or after grant, if an Employee's employment terminates for any reason, the Performance Based Restricted Stock which is unvested or subject to restriction shall thereupon be forfeited.

     (f) Awards of Performance Based Restricted Stock may not exceed an aggregate of 150,000 shares under this Plan.

9.  CHANGE IN CONTROL

     The Committee may provide that certain or all Options granted under Section 7 of the Plan shall become exercisable in full and that any time limitation (but not performance condition) applicable to any Performance Based Restricted Stock shall lapse, in the event of a Change in Control of the Corporation (as hereinafter defined). Options granted under Section 10 shall become exercisable in full for the aggregate number of shares covered thereby in the event of a Change in Control of the Corporation.

     For purposes of this Plan, a "Change in Control of the Corporation" means any of the following events:

          (i) The acquisition, other than from the Corporation, by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"), provided, however, that any acquisition by (i) the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (ii) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, shall not constitute a Change in Control of the Corporation; or

          (ii) Individuals who, as of May 3, 1996, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 3, 1996 whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          (iii) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be; or

          (iv) (A) a complete liquidation or dissolution of the Corporation or a
     (B) sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.

10.  NON-EMPLOYEE DIRECTOR OPTIONS AND STOCK AWARDS

     Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 10 shall only apply to a non-employee member of the Board who is a director of the Corporation. The other provisions of the Plan shall apply to grants of Options under this Section 10 to the extent not inconsistent with the provisions of this Section.

     (a) Each non-employee member of the Board shall receive Non-Statutory Stock Options in accordance with the provisions of this Section 10.

          (i) Recipients of Options under this Section 10 shall enter into a stock option agreement with the Corporation, which agreement shall set forth, among other things, the exercise price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options shall be exercisable only by the Recipient or the Recipient's estate.

          (ii) On the Effective Date and the date after each succeeding annual stockholders meeting of the Corporation each non-employee member of the Board shall be granted a Non-Statutory Stock Option to purchase 1,000 shares of Common Stock subject to adjustment as provided in Section 11(h). The Option Price per share of Common Stock purchasable under such Options shall be equal to the Fair Market Value of the Common Stock on the date of grant subject to adjustment as provided in Section 11(h). Such Option shall remain exercisable by the Optionee or the Optionee's estate until the earliest of 10 years and one day from the date of grant, or one year after the last day of any directorship with the Corporation. Such Options shall become exercisable on the day before the annual stockholders meeting following the date of grant, providing the Recipient is then a Director, by payment in full in cash or in shares of Common Stock having a fair market value (based on the New York Stock Exchange closing price on the date of payment) equal to the Option Price or in a combination of cash and such shares.

     (b) Each non-employee member of the Board shall receive Shares in lieu of annual cash compensation as follows:

          On the Effective Date and the date after each succeeding annual stockholders meeting of the Corporation each non-employee member of the Board shall be granted a number of (unrestricted) Shares determined by dividing the amount of annual cash compensation authorized for directors (currently $15,000 and $75,000 for the non-employee Chairman) by the closing price listed on the New York Stock Exchange on such date without taking into account fractional shares.

11.  GENERAL PROVISIONS

     (a) Withholding. The Employer's obligation to deliver Shares upon exercise of an Option shall be subject to the Optionee's satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. The Employer shall have the right to deduct from all amounts paid to an Employee in cash (whether under this plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. The Committee may, at or after grant, permit a participant to satisfy such tax withholding requirements by delivery to the Company of shares of Common Stock owned by the participant, including Shares retained from the Award creating the tax obligation having a value equal to the amount required to be withheld. The value of Shares to be withheld or delivered shall be based on the Company's determination of the fair market value of a Share on the date the amount of tax to be withheld is to be determined.

     (b) Nontransferability. No Award shall be assignable or transferable, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant, except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by
Section 414 of the Code, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     (c) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a participant the right to be retained in the employ of the Company. Further, the Company expressly reserves the right at any time to dismiss a participant without any liability under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

     (d) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Optionee shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Performance Based Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Optionee shall not be entitled to the rights of a stockholder in respect of such Performance Based Restricted Stock.

     (e) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of New Hampshire.

     (f) Effective Date. Subject to the approval of the stockholders of the Company within one year thereof, the Plan shall be effective on May 3, 1996. Although Options and Awards may be granted prior to such stockholder approval, no Option or Award may be exercised until such approval is obtained. No Options or Awards may be granted under the Plan after May 2, 2006.

     (g) Amendment, Modification and Termination of the Plan. The Board of Directors at any time may terminate, and at any time from time to time, and in any respect, may amend or modify, the Plan provided:

          (a) that no such termination or amendment shall adversely affect or impair any then outstanding Option or Award without the consent of the holder of such Option or Award;

          (b) no such amendment shall be made to Section 10 more frequently than once in any six-month period, unless an amendment is required in order to comport with the requirements of the Code or Rule 16(b)-3 of the Exchange Act; and

          (c) that any such amendment which:

             (i) increases the maximum number of Shares subject to this Plan;

             (ii) changes the class of persons eligible to participate in this
                  Plan; or

             (iii) materially increases the benefits accruing to executive officers and directors of the Company under this Plan

               shall be subject to approval by the shareholders of the Company within one year from the effective date of such amendment and shall be null and void if such approval is not obtained.

     (h) Adjustments and Assumptions. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such appropriate adjustments in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Awards granted, and in the purchase price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of Shares and purchase price of the Shares.

     (i) Provision for Foreign Participants. The Committee may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

     (j) Impact on Other Benefits. The value of any Award (either on its grant date, vesting date or exercise date) shall not be includable as compensation or earnings for purposes of any other benefit plan of the Company.

                                 DETACH HERE                              NSH 1
P
R
O
X
Y
                              NASHUA CORPORATION
            PROXY for Annual Meeting of Stockholders - May 3, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoint(s) DANIEL M. JUNIUS, BRUCE T. WRIGHT and PAUL BUFFUM and each of them attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to vote and act at the annual meeting of the stockholders of Nashua Corporation, to be held at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire, on May 3, 1996 at 10:00 A.M., or any adjournment thereof, upon or in respect of all shares of stock of Nashua Corporation upon or in respect of which the undersigned would be entitled to vote or act, and with all the powers the undersigned would possess, if personally present, upon all matters which may properly come before said meeting, as described in the Proxy Statement and Notice dated March __, 1996, receipt of which is hereby acknowledged.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY SET FORTH IN THE PROXY STATEMENT; IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                 CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                                 DETACH HERE                              NSH 1

      Please mark
/ X / votes as in
      this example.

NOTE: Signature should be exactly as name appears on imprint. If stock is registered in the names of two or more persons as joint owners, trustees or otherwise, the proxy should be personally signed by each of them or accompanied by proof of authority of less than all to act. In the case of executors, administrators, trustees, guardians and attorneys, unless the stock is registered in their names, proof of authority should accompany this proxy.

                                                                                        FOR      AGAINST    ABSTAIN
1.  Election of Directors                          2. Give the Board of Directors      /   /      /   /      /   /
NOMINEES: Sheldon A. Buckler,                         authority to mortgage or
          Gerald G. Garbacz,                          pledge assets.
          Charles S. Hoppin,
          John M. Kucharski,                       3. Approve the 1996 Stock           /   /     /   /      /   /
          James F. Orr III                            Incentive Plan.

                                                                  MARK HERE
         FOR    WITHHELD                                         FOR ADDRESS           /   /
        /   /    /   /                                           CHANGE AND
                                                                NOTE AT LEFT
/   /
     --------------------------------------        PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN
     For all nominees except as noted above        THE ENCLOSED POST-PAID RETURN ENVELOPE


Signature                        Date              Signature                           Date
         -----------------------      -------                -------------------------      --------